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                                                                   EXHIBIT 10.12

                        ACQUISITION SERVICES AGREEMENT
                        ------------------------------

          ACQUISITION SERVICES AGREEMENT (this "Agreement"), dated as of
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February 9, 1999, by and among NRT Incorporated, a Delaware corporation (the
"Company"), and Cendant Corporation, a Delaware corporation ("Cendant").
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          WHEREAS, concurrent with the execution hereof, Cendant and the Company are entering into an Acquisition Cooperation Agreement (the "Acquisition
                                                             -----------
Cooperation Agreement") relating to, among other things, Cendant's participation
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in real estate brokerage acquisitions completed by the Company after the date hereof;

          WHEREAS, the Company and Cendant desire that the Company provide Cendant with certain Advisory Services (as defined below) in connection with brokerage acquisitions by the Company pursuant to the Acquisition Cooperation Agreement; and

          WHEREAS, on the date hereof, Cendant has paid the Company $30 million in cash, the receipt of which is hereby acknowledged, as an advance payment in respect of the Advisory Services to be provided hereunder.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          Section 1.   Provision of Advisory Services.  Beginning on the date
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hereof and continuing until the earlier of (i) the date on which Cendant's commitment under Section 2.1(c) of the Acquisition Cooperation Agreement has been exhausted or (ii) such earlier date as the Company and Cendant may mutually agree to terminate this Agreement (the "Termination Date"), the Company shall
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provide advisory services to Cendant relating to the identification of acquisition candidates, the negotiation of agreements and other services in connection with brokerage acquisitions by the Company occurring after the date hereof pursuant to the Acquisition Cooperation Agreement (such services being referred to herein as the "Advisory Services"), the extent of such services to
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be mutually agreed upon by the Company and Cendant.

          Section  2.  Compensation.  Cendant has paid the Company $30 million
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on the date hereof, the receipt of which is hereby acknowledged by the Company, as an advance payment for the Advisory Services to be provided hereunder (the "Advance"). The fees to be charged for the Advisory Services to be provided hereunder, which shall be charged against such Advance as such services are provided, are set forth on Schedule I to this Agreement. In the event that this Agreement has terminated in accordance with its terms, any remaining portion of the Advance which has not been earned by the Company for the provision of Advisory Services hereunder shall be refunded to Cendant promptly following such
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termination. Cendant shall use its reasonable best efforts to utilize the services to be provided by the Company hereunder, and shall utilize such services in connection with each brokerage acquisition presented to Cendant for its participation pursuant to the Acquisition Cooperation Agreement; provided
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that Cendant may determine not to utilize such services if it agrees nonetheless to permit an offset against the Advance of the minimum amount that would have been payable under this Agreement had such services been provided. In no event shall Cendant be obligated to pay additional amounts to the Company in respect of the Advisory Services to be provided pursuant to this Agreement.

          Section 3.  Non-Liability of the Company.  The Company shall only be
                      ----------------------------
responsible for providing the Advisory Services in accordance with this Agreement shall have no implied covenants or obligations to perform any other duties or provide any other services under this Agreement. The Company shall not be responsible for any losses, liabilities, damages, claims or expenses (collectively, the "Losses") incurred by Cendant arising from any acts or
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omissions by the Company in connection with the performance of its duties under this Agreement other than Losses resulting or arising from its gross negligence or willful misconduct.

          Section 4.  Notice.  Any notice or other communication required or
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permitted to be given under this Agreement shall be given in the manner set forth in Section 3.1 of the Acquisition Cooperation Agreement.

          Section 5.  Binding Nature of Agreement; No Third Party Beneficiaries.
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This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

          Section 6.  Descriptive Headings.  The descriptive headings of the
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several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          Section 7.  Specific Performance.  Without limiting the rights of each
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party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

          Section 8.  Governing Law.  This Agreement shall be construed and
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enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the principles of conflicts of law. Each party irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to each party at its address specified herein.

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The parties hereto irrevocably submit to the non-exclusive jurisdiction of the
United States District Court for the Southern District of New York (or, if subject matter jurisdiction in that court is not available, in any state court located within the City of New York) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

          Section 9.   Counterparts.  This Agreement may be executed
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simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          Section 10.  Severability.  In the event that any one or more of the
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provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unen forceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          Section 11.  Entire Agreement.  This Agreement is intended by the
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parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

          Section 12.  Amendment and Waiver.  Any provision of this Agreement
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may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto.

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          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.


                         NRT INCORPORATED

                         By: /s/ Steven L. Barnett
                            -------------------------------------
                            Name:  Steven L. Barnett
                            Title: Senior Vice President,
                                    General Counsel and Secretary


                         CENDANT CORPORATION

                         By: /s/ Samuel L. Katz
                            -------------------------------------
                            Name:  Samuel L. Katz
                            Title: Executive Vice President

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                                                                      SCHEDULE I
                                                                      ----------

                             ADVISORY SERVICE FEES

The fees to be charged against the Advance pursuant to this Agreement will be earned by the Company on a transaction by transaction basis and be based on the following table:

Transaction Size                             Fees Per Transaction
----------------                             --------------------

Annual gross commission income of            3% of Total Acquisition Cost (as
the acquired brokerage is less than          defined in the Acquisition
$10 million                                  Cooperation Agreement) plus $2,000
                                             per office

Annual gross commission income of the        2% of Total Acquisition Cost plus
acquired brokerage is less than $100         $2,000 per office
million but greater than or equal to
$10 million

Annual gross commission income of the        1.5% of Total Acquisition Cost
acquired brokerage is greater than or        plus $2,000 per office
equal to $100 million

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